Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-213108) pertaining to the Converted Equity Awards Incentive Plan and 2016 Stock Incentive Plan of Aptevo Therapeutics Inc.,
(2)	Registration Statement (Form S-8 No. 333-219875) pertaining to the 2016 Stock Incentive Plan of Aptevo Therapeutics Inc.,
(3)	Registration Statement (Form S-8 No. 333-226717) pertaining to the 2018 Stock Incentive Plan of Aptevo Therapeutics Inc.,
(4)	Registration Statement (Form S-3 No. 333-221499) of Aptevo Therapeutics Inc., and
(5)	Registration Statement (Form S-3 No. 333-229115) of Aptevo Therapeutics Inc.;

of our report dated March 25, 2020, except for the effects of presenting Aptevo BioTherapeutics LLC as discontinued operations discussed in Note 14 and the effects of the reverse stock split discussed in Note 1, as to which the date is December 14, 2020, with respect to the consolidated financial statements of Aptevo Therapeutics Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Seattle, Washington

December 14, 2020